Exhibit 99
                            Dealer Registration Forms

Welcome to the Internet's only performance-based Dealer Auction


You must be a licensed dealer to register, but here a few of the benefits of using GimmeaBid:
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o        Placing bids, buying and browsing are absolutely free.
o        Registration is simple.
o Once you register you will be able to trade with other dealers across the country in a nationwide wholesale auction.
o        There are no listing fees or PO fees.
o You will only be charged 2.5% of the final selling price. If your vehicle is not sold your cost is absolutely zero.

View the full list of registration benefits or click the button below to register.


What are you?       [OBJECT OMITTED]


What do you plan to buy /sell?       [OBJECT OMITTED]


                               START REGISTRATION
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This is the main registration form for registering new users on Gimmeabid steps -->  1. Dealership Information  2. User Agreement  3. Verify Information


Registration Steps:


     1. Complete the GimmeaBid registration form below, and click on the "continue" button.


     2. Read the User Agreement and check the "I Accept" button at the end of the registration form to verify that you have read and agree to the terms of the user agreement.


     3. Verify all information and submit.


     4. Receive confirmation email -- GimmeaBid will send you an email with confirmation of your username and password, as well as links to user preference and special promotions.


*If you would like a printable version of this form, click here.


                            Authorized Officer or Owner Information

               *First Name:  [OBJECT OMITTED]

                *Last Name:  [OBJECT OMITTED]

                     Title:  [OBJECT OMITTED]

How Did You Hear About Us?:  [OBJECT OMITTED]

                    *Email:  [OBJECT OMITTED]

                 *Username:  [OBJECT OMITTED]

                 *Password:  [OBJECT OMITTED]

         *Confirm Password:  [OBJECT OMITTED]

         Password Question:  [OBJECT OMITTED]

           Password Answer:  [OBJECT OMITTED]

                *Dealer ID:  [OBJECT OMITTED]

                *User Type:  [OBJECT OMITTED]Buying
                             [OBJECT OMITTED]Selling
                             [OBJECT OMITTED]Both


                             Cancel                          Continue
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steps -->  1. Dealership Information  2. User Agreement  3. Verify Information

                        Dealership Information

     *Dealership Name:  [OBJECT OMITTED]

         Company Type:  [OBJECT OMITTED]

      Dealership Type:  [OBJECT OMITTED]New [OBJECT OMITTED]Used

             *Address:  [OBJECT OMITTED]

                *City:  [OBJECT OMITTED]

               *State:  [OBJECT OMITTED]      *Zip Code: [OBJECT OMITTED]

             *Country:  [OBJECT OMITTED]

       Dealer Web Site
              Address:  [OBJECT OMITTED]

               *Phone: [OBJECT OMITTED]-[OBJECT OMITTED]-[OBJECT OMITTED] Ext.[OBJECT OMITTED]

                  Fax:  [OBJECT OMITTED]-[OBJECT OMITTED]-[OBJECT OMITTED]

      [OBJECT OMITTED]  Yes! I would like to periodically receive notification of new services and offers from GimmeaBid.com. (If you remove the check, you will not receive any GimmeaBid.com marketing messages.)

      [OBJECT OMITTED]  Yes! GimmeaBid.com can make my registration information available to third parties and partners, who may contact me regarding their products and services. (If you remove the check, GimmeaBid.com will not share your information with any third parties or partners.)


      [OBJECT OMITTED]  By checking this box, I submit that I have read the user agreement and agree to abide by its terms, conditions and standards of conduct. The agreement is incorporated herein by reference.


                        Cancel                          Continue
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